      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2001

                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                  NETZEE, INC.
             (Exact Name of Registrant as specified in its Charter)
                              --------------------

                            Georgia                                           58-2488883
--------------------------------------------------------------   ------------------------------------
(State or other jurisdiction of incorporation or organization)   (I.R.S. Employer Identification No.)

                   6190 Powers Ferry Road
                Suite 400, Atlanta, Georgia                                     30339
           ----------------------------------------                           ----------
           (Address of Principal Executive Offices)                           (Zip Code)

                                  NETZEE, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
                      ------------------------------------
                            (Full title of the Plan)

                                Donny R. Jackson
                             Chief Executive Officer
                                  Netzee, Inc.
                        6190 Powers Ferry Road, Suite 400
                             Atlanta, Georgia 30339
                             ----------------------
                     (Name and Address of Agent for Service)

                                 (770) 850-4000
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                Proposed Maximum     Proposed Maximum
    Title of Securities        Amount To Be      Offering Price     Aggregate Offering      Amount of
     To Be Registered          Registered(1)       Per Share              Price          Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value       1,506,465          $0.55(2)          $828,555.75(2)         $207.14
---------------------------------------------------------------------------------------------------------
Total ...................................................................................... $207.14(3)
=========================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Netzee, Inc. 1999 Stock Option and Incentive Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Netzee, Inc., pursuant to Rule 416(a).
(2) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, and represents the average of the high and low sale prices of the Common Stock of Netzee, Inc. on the Nasdaq National Market on April 27, 2001.
(3) Does not include an additional 4,816,768 shares of Common Stock being carried forward pursuant to Rule 429 from the Registration Statement on Form S-8 filed on February 11, 2000 (File No. 333-30252). A registration fee of $14,503.90 was previously paid in connection with the filing of such Registration Statement.

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 filed by Netzee, Inc. ("Netzee") relates to an additional 1,506,465 shares of Netzee common stock, no par value per share ("Common Stock"), issuable pursuant to the Netzee, Inc. 1999 Stock Option and Incentive Plan (the "Plan").

         Netzee previously registered an aggregate of 4,816,768 shares of Common Stock for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 11, 2000 (File No. 333-30252) (the "Initial Registration Statement").

         Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are hereby incorporated by reference into this Registration Statement, except as and to the extent otherwise set forth herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Netzee has entered into indemnification agreements with each of its directors and executive officers that indemnify such directors and officers to fullest extent permitted by the Georgia Business Corporation Code.

ITEM 8. EXHIBITS.

EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             ----------------------

4.1                     Amended Articles of Incorporation of Netzee, Inc., as amended to date.(3)
4.2                     Amended and Restated Bylaws of Netzee, Inc., as amended.(4)
4.3                     Form of Netzee, Inc. common stock certificate.(1)
4.4.1                   Form of Netzee, Inc. Series A 8% Convertible Preferred Stock certificate.(2)
4.4.2                   Form of Netzee, Inc. Series B 8% Convertible Preferred Stock certificate.(3)
5.1                     Opinion of Sutherland Asbill & Brennan LLP regarding the legality of the securities being offered hereby.
23.1                    Consent of Arthur Andersen LLP
23.2                    Consent of Sutherland Asbill & Brennan LLP is contained in Exhibit 5.1.

---------------
(1) Previously filed as an exhibit to Netzee, Inc.'s Registration Statement on Form S-1 (File No. 333-87089), and hereby incorporated by reference herein.

(2) Previously filed as an exhibit to Netzee, Inc.'s Form 10-Q for the quarter ended September 30, 1999, as filed with the Securities and Exchange Commission on December 22, 1999, and hereby incorporated by reference herein.

(3) Previously filed as an exhibit to Netzee, Inc.'s Form 10-Q for the quarter ended September 30, 2000, as filed with the Securities and Exchange Commission on November 14, 2000, and hereby incorporated by reference herein.

(4) Previously filed as an exhibit to Netzee, Inc.'s Form 10-K for the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission on March 29, 2000, and as amended May 1, 2000, and hereby incorporated by reference herein.

                                       ***

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 1, 2001.

                              NETZEE, INC.


                              By: /s/ Richard S. Eiswirth
                                  ----------------------------------------------
                                  Richard S. Eiswirth
                                  Senior Executive Vice President,
                                  Chief Financial Officer
                                  and Secretary (Principal Financial Officer)

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard S. Eiswirth, Donny R. Jackson and Jarett J. Janik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                             Title                              Date
---------                                             -----                              ----


/s/ Donny R. Jackson                    Chief Executive Officer and Director        May 1, 2001
---------------------------------       (Principal Executive Officer)
Donny R. Jackson


/s/ Richard S. Eiswirth
---------------------------------       Senior Executive Vice President, Chief      May 1, 2001
Richard S. Eiswirth                     Financial Officer and Secretary
                                        (Principal Financial Officer)

/s/ Jarett J. Janik
---------------------------------       Vice President and Controller               May 1, 2001
Jarett J. Janik                         (Principal Accounting Officer)


                 *                      Vice Chairman of the Board of Directors     May 1, 2001
---------------------------------
Glenn W. Sturm


                 *                      Director                                    May 1, 2001
---------------------------------
Jon R. Burke


/s/ Charles B. Carden                   Director                                    May 1, 2001
---------------------------------
Charles B. Carden


                 *                      Director                                   May 1, 2001
---------------------------------
Stiles A. Kellett, Jr.


/s/ Jefferson B. A. Knox, Sr.           Director                                   May 1, 2001
---------------------------------
Jefferson B. A. Knox, Sr.


                 *                      Director                                   May 1, 2001
---------------------------------
Bruce P. Leonard


                 *                      Director                                   May 1, 2001
---------------------------------
A. Jay Waite

*By:     /s/ Richard S. Eiswirth
         ------------------------
         Richard S. Eiswirth
         Attorney-in-Fact


                                      -6-